UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2007
BALLY TOTAL FITNESS HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13997	36-3228107

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois		60631

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (773) 380-3000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report
Item 1.01 Entry into a Material Definitive Agreement.
     On August 15, 2007, Bally Total Fitness Holding Corporation (the “Company”) entered into a Restructuring Support Agreement (the “Restructuring Support Agreement”) pursuant to which Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund L.P. (“Harbinger”), certain holders of the Company’s 10-1/2% Senior Notes due 2011 (“Senior Notes”) and certain holders of the Company’s 9-7/8% Senior Subordinated Notes due 2007 (“Senior Subordinated Notes”) agreed to support amending the Company’s Joint Prepackaged Chapter 11 Plan of Reorganization (the “Existing Plan” and, as amended, the “Amended Plan”) to implement an alternative restructuring proposal from Harbinger (the “Alternative Proposal”). The Company originally filed the Existing Plan with the Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on July 31, 2007 and is seeking the Bankruptcy Court’s approval of the Amended Plan at a hearing scheduled for August 21, 2007. The terms of the Amended Plan allow the Company to consummate the restructuring proposal contemplated by the Existing Plan if the Alternative Proposal is not consummated.
     As previously announced, under the Alternative Proposal, Harbinger would invest approximately $233.6 million in exchange for 100% of the common equity of the Company, as reorganized. On August 15, 2007, the Company entered into an Investment Agreement (the “Investment Agreement”) with Harbinger pursuant to which Harbinger agreed to consummate the Alternative Proposal, subject to certain conditions. If the Investment Agreement terminates under limited circumstances provided for in the Investment Agreement, the Company has agreed to pay Harbinger a break-up fee of $10 million and to reimburse Harbinger’s reasonable out-of-pocket expenses, subject to certain caps.
     The Restructuring Support Agreement and the Investment Agreement will become effective upon approval of the Bankruptcy Court, which the Company is seeking at the hearing scheduled for August 21, 2007.
     A form of the Restructuring Support Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the Investment Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
Item 8.01 Other Events
     On August 15, 2007, the Company issued a press release (the “Press Release”) announcing that holders of more than 55% in value of its Senior Notes and more than 80% in value of its Senior Subordinated Notes entered into the Restructuring Support Agreement and the Investment Agreement. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
10.1 Form of Restructuring Support Agreement
10.2 Investment Agreement
99.1 Press Release

BALLY TOTAL FITNESS HOLDING
CORPORATION

Registrant

Dated: August 16, 2007	/s/ Marc D. Bassewitz Marc D. Bassewitz
Senior Vice President, Secretary and General
Counsel